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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-79202) pertaining to the 401(k) Plan of the Employees of Standard Federal Bank for savings of our report dated July 7, 1997, with respect to the financial statements of the 401(k) Plan of the Employees of Standard Federal Bank for savings for each of the two years in the period ended December 31, 1996 included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP

Chicago, Illinois
June 26, 1998